UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2016

REIGN SAPPHIRE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-204486	47-2573116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9465 Wilshire Boulevard

Beverly Hills, California 90212

(Address of Principal Executive Offices)

(213) 457-3772

(Registrant's telephone number, including area code)

_____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant.

In connection with the reorganization of Hartley Moore Accountancy Corporation (the “Former Auditor”), its audit partners and staff have joined Hall and Company, Inc. (“Hall”). Due to the reorganization of the firm, the Former Auditor has resigned as the independent auditor of Reign Sapphire Corporation (the “Company”), effective March 9, 2016. The Former Auditor has been the Company’s auditor since December 15, 2014, the date of the Company’s incorporation.

As a result of the above, the Board of Directors of the Company approved the resignation of the Former Auditor effective March 9, 2016, and the engagement of Hall as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2015 effective March 9, 2016.

The change in accountants did not result from any dissatisfaction with the quality of professional services rendered by the Former Auditor.

The Company has not consulted with Hall for the fiscal year ended December 31, 2015, and the interim period ending March 9, 2016 regarding the application of accounting principles to any contemplated or completed transactions nor the type of audit opinion that might be rendered on the Company’s financial statements, and neither written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues. There were no matters that were either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

In connection with the audit of the fiscal years ended December 31, 2014 and 2013, and through March 9, 2016, we have no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. The Former Auditor’s reports on the Company’s consolidated financial statements as of and for the year ended September 30, 2014 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company's two most recent completed fiscal years, and interim period through March 9, 2016, there were no "reportable events" as such term is described in Item 304(a)(1)(iv) of Regulation S-K with the Former Auditor.

The Company provided the Former Auditor with a copy of this Current Report on Form 8-K, and requested that the Former Auditor furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether the Former Auditor agrees with the disclosure contained in this report, or, if not, stating the respects in which it does not agree. The Company has received the requested letter from the Former Auditor, and a copy of their letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.           Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
16.1	Letter from Hartley Moore Accountancy Corporation dated March 9, 2016 regarding change in independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2016	REIGN SAPPHIRE CORPORATION

	By:	/s/ Joseph Segelman
Name: Joseph Segelman
Title: Chief Executive Officer and President